Exhibit 10.6

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE

IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

REGISTRANT IF PUBLICLY DISCLOSED, AND HAS BEEN MARKED WITH

“[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

CONFIDENTIAL

LICENSE AGREEMENT

BY AND BETWEEN

ARIAD PHARMACEUTICALS, INC.

AND

THESEUS PHARMACEUTICALS, INC.

LICENSE AGREEMENT

This License Agreement (“Agreement”) is dated as of June 13, 2018 (the “Effective Date”) by and between ARIAD Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware and having a place of business at 40 Landsdowne Street, Cambridge, Massachusetts 02139 (“Licensor”), and Theseus Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware and having an address at c/o OrbiMed, 601 Lexington Avenue, 54th Floor, New York, NY 10022-4629 (“Company”). Licensor and Company may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS

WHEREAS, Licensor owns or Controls (i) certain intellectual property, including patents and patent applications, know-how and data, and certain materials relating to the discovery and development of the Compounds and/or Products (each, as defined below) included in or related to Licensor’s C-KIT Program (as defined below) and (ii) certain intellectual property, including patents and patent applications, know-how and data, and certain materials relating to the discovery and development of the Compounds and/or Products included in or related to Licensor’s HPK1 Program (as defined below);

WHEREAS, Company is engaged in the research, development, manufacturing and commercialization of pharmaceutical products and is interested in developing and manufacturing such Compounds and Products and commercializing such Products; and

WHEREAS, Company desires to license from Licensor and Licensor wishes to license to Company, the right to use and otherwise exploit such intellectual property to develop and manufacture such Compounds and Products and commercialize such Products in the Field in the Territory (as such terms are defined below).

NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise defined elsewhere in the Agreement, all capitalized terms shall have the following meanings:

1.1

“Adverse Event” means any serious untoward medical occurrence in a patient or subject who is administered any Product, but only if and to the extent that such serious untoward medical occurrence is required under Laws to be reported to applicable Regulatory Authorities.

1.2

“Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists. For the purposes of this Section 1.2, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.3	“Ariad Patents” means the patent applications identified in Schedule 1.3 and any and all Patent Rights associated therewith or derived therefrom.

1.4	Bankruptcy Event” means: (a) voluntary or involuntary proceedings by or against a Party are

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instituted in bankruptcy under any insolvency Law, which proceedings, if involuntary, shall not have been dismissed within [***] ([***]) days after the date of filing; (b) a receiver or custodian is appointed for a Party; (c) proceedings are instituted by or against a Party for corporate reorganization, dissolution, liquidation or winding-up of such Party, which proceedings, if involuntary, shall not have been dismissed within [***] ([***]) days after the date of filing; or (d) substantially all of the assets of a Party are seized or attached and not released within [***] ([***]) days thereafter.

1.5	“Business Day” means a day other than Saturday or Sunday or any other day on which commercial banking institutions located in Boston, Massachusetts are authorized or obligated by Laws to close.

1.6

“Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1 or October 1 of any year; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first full Calendar Quarter thereafter, and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.

1.7

“Calendar Year” means the period beginning on January 1 and ending on December 31 of the same year; provided, however, that (a) the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the same year and (b) the last Calendar Year of the Term shall commence on January 1 of the Calendar Year in which this Agreement terminates or expires and end on the date of termination or expiration of this Agreement.

1.8

“Chemical Library I” means the compounds identified in Schedule 1.8. Notwithstanding the foregoing, to the extent a compound included in Chemical Library I is specifically disclosed in the Ariad Patents as of the Effective Date, such compound shall be deemed not included in Chemical Library I and Company shall have no right, title, or interest in such compound.

1.9	“C-KIT” is a type of receptor tyrosine kinase and a type of tumor marker. C-KIT is also known as CD117 and stem cell factor receptor.

1.10

“C-KIT Program” means any Compounds and/or Products, in each case that have been, at least in part, Developed or Commercialized by Licensor or Company for its potentially therapeutically useful action with respect to C-KIT.

1.11

“Clinical Trial” means a clinical trial in human subjects that has been approved by an institutional review board or ethics committee, as applicable, and is designed to measure the safety and/or efficacy of a Product, including Phase I Trials, Phase II Trials, Phase III Trials and Post Marketing Trials.

1.12

“Combination Product” shall mean (a) a finished dosage form of a Product containing both a Compound and one or more pharmaceutically active ingredients other than such Compound or (b) a Product sold as one of a bundle of products without a separate price.

1.13

“Commercialization” or “Commercialize” means any and all activities undertaken before and after Regulatory Approval of a Product and that relate to the marketing, promoting, distributing, importing or exporting for sale, distribution, offering for sale and selling of the Product, including commercial activities conducted in preparation for a product launch and interacting with Regulatory Authorities regarding the foregoing.

1.14	“Commercially Reasonable Efforts” means: (a) with respect to the efforts to be expended by a Party with respect to any objective, such reasonable, diligent, and good faith efforts as such Party

CONFIDENTIAL

would normally use to accomplish a similar objective under similar circumstances; and (b) with respect to any objective relating to Development or Commercialization of a Product by a Party, the application by such Party, consistent with the exercise of its prudent scientific and business judgment, of diligent efforts and resources to fulfill the obligation in issue, consistent with the level of efforts such Party would normally devote to product at a similar stage in its product life as a Product and having profit potential and strategic value comparable to that of such Product, taking into account, without limitation, commercial, legal and regulatory factors, target product profiles, product labeling, past performance, the regulatory environment and competitive market conditions in the therapeutic area, safety and efficacy of such Product, the strength of its proprietary position and such other factors as such Party may reasonably consider, all based on conditions then prevailing. For clarity, Commercially Reasonable Efforts will not mean that a Party guarantees that it will actually accomplish the applicable task or objective.

1.15

“Compound” means any chemical entity (a) that is Controlled by Licensor and licensed to Company under this Agreement and any analogs, derivatives, fragments or modifications of any such compound that are obtained by Company using the aforementioned compounds or (b) whose design or structure arises out of or results from Company’s use of, or necessarily includes, Exclusive Licensor Technology and/or Non-Exclusive Licensor Patents.

1.16

“Confidential Information” of a Party, means information relating to the business, operations or products of a Party or any of its Affiliates, including any Know-How, that such Party discloses to the other Party under this Agreement, or otherwise becomes known to the other Party by virtue of this Agreement, that is marked “confidential” or “proprietary” at the time of disclosure or is of such a nature that a reasonable person would understand such information to be proprietary or confidential. Confidential Information shall include the terms and conditions of this Agreement. Unless and to the extent any such information is disclosed in any press release, presentation or other form of public disclosure permitted under Article 7 the existence and the terms and conditions of this Agreement constitute both Parties’ Confidential Information.

1.17

“Control”, “Controlling” or “Controlled” means, with respect to (a) Patent Rights, (b) Know-How or (c) biological, chemical or physical material, that a Party owns or has a license or sublicense to such Patent Rights, Know-How or material (or in the case of material, has the right to physical possession of such material) and has the ability to grant a license or sublicense to, or assign its right, title and interest in and to, such Patent Rights, Know-How or material as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

1.18

“Cover”, “Covering” or “Covered” means, with respect to Product, that the using, selling, or offering for sale of Product would, but for a license granted in this Agreement under the Exclusive Licensor Patents, infringe a Valid Claim of the Exclusive Licensor Patents in the country in which the sale or transfer occurs.

1.19

“Development” or “Develop” means, with respect to the Compound or Product, the performance of all research, non-clinical and clinical drug development (including toxicology, pharmacology, test method development, formulation development, delivery system development and stability testing, process development, quality control development, statistical analysis), Clinical Trials ), manufacturing and regulatory activities that are required to obtain and/or maintain Regulatory Approval of Product in the Territory.

1.20

“EGFR” or epidermal growth factor receptor is a transmembrane protein that is a receptor for members of the epidermal growth factor family of extracellular protein ligands. EGFR is also known as ErbB1, ErbB, and HER1.

CONFIDENTIAL

1.21

“EGFR Program” means any compounds and/or products, in each case that have been or are intended to be, at least in part, researched, developed, manufactured, used, commercialized, marketed, sold, or otherwise exploited by Company for its potentially therapeutically useful action with respect to EGFR.

1.22

“Exclusive Licensor Know-How” means all Know-How that is Controlled by Licensor as of the Effective Date and is exclusively related to its C-KIT Program or HPK1 Program. The Exclusive Licensor Know-How consists of Lead Candidates, Chemical Library I and the Know-How set forth on Schedule 1.22.

1.23	“Exclusive Licensor Patents” means the patent applications listed on Schedule 1.23, and any and all Patent Rights associated therewith or derived therefrom.

1.24	“Exclusive Licensor Technology” means the Exclusive Licensor Patents and Exclusive Licensor Know-How.

1.25	“Executive Officers” means, together, the Chief Executive Officer of Company and the Chief Medical Officer (or designee) of Licensor.

1.26	“FDA” means the United States Food and Drug Administration or a successor federal agency thereto.

1.27	“Field” means all prophylactic, palliative, therapeutic or diagnostic uses in humans for the treatment of any or all diseases and disorders.

1.28

“First Commercial Sale” means, on a country-by-country basis, the first commercial transfer or disposition for value of any Product in such country to a Third Party by Company or any of its Affiliates or Sublicensees.

1.29

“Generic Competition Triggering Event” means, with respect to any Product in a given country in the Territory, the occurrence of (a) a Generic Product is being marketed and sold by a Third Party in such country and (b) the average Net Sales by Licensee and its Affiliates and Sublicensees of such Product in such country in any [***] ([***]) consecutive Calendar [***] are at least [***] percent ([***]%) lower than the average Net Sales by Licensee and its Affiliates and Sublicensees for such Product in such country during the [***] ([***]) full Calendar [***] immediately prior to launch of such Generic Product..

1.30

“Generic Product” means, with respect to a particular Product and a particular country, any pharmaceutical product (other than the Product sold under authority from Company) that: (a) contains the same active ingredient(s) and route of administration as such Product and has received Marketing Approval in such country, or (b) for which biosimilarity or interchangeability (as applicable) with such Product has been demonstrated and which has received Marketing Approval in such country relying in whole or in part on any data generated in support of a Marketing Approval for such Product.

1.31

“Good Clinical Practices”, “GCP” or “cGCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines adopted by the International Conference on Harmonization (“ICH”), titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” (or any successor document) including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time and as they are applicable.

CONFIDENTIAL

1.32

“Good Laboratory Practices”, “GLP”, or “cGLP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, including applicable guidelines promulgated under the ICH, as they may be updated from time to time and as they are applicable.

1.33

“Good Manufacturing Practices”, “GMP”, or “cGMP” means the then-current good manufacturing practices required by the FDA, as set forth in the FFDCA, as amended, and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable Law related to the manufacture and testing of pharmaceutical materials in jurisdictions outside the U.S., including the quality guideline promulgated by the ICH designated ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the regulations promulgated thereunder, in each case as they may be updated from time to time and as they are applicable.

1.34

“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.35

“HPK1” means haematopoietic progenitor kinase 1 and is a member of the germinal center kinase family of serine/threonine kinases. HPK1 is also known as MAP4Kl (or mitogen-activated protein kinase kinase kinase kinase 1).

1.36	“HPK1 Program” means any Compounds and Products, in each case that have been, at least in part, Developed by Licensor or Company for its potentially therapeutically useful action with respect to HPK1.

1.37

“IND” means, in the United States, an effective Notice of a Claimed Investigational New Drug Application filed with the FDA as more fully defined in 21 C.F.R. §312.3, and, with respect to every other country in the Territory, the clinical trial notification, clinical trial application or other equivalent application (i.e., a filing that must be made prior to commencing clinical testing of any Product in humans) filed with the applicable Regulatory Authority in such country.

1.38

“Indication” means a generally acknowledged disease or condition, a significant manifestation of a disease or condition, or symptoms associated with a disease or condition or a risk for a disease or condition for which an NDA may be obtained.

1.39

“Know-How” means any: (a) scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain or otherwise publicly known, including discoveries, inventions, trade secrets, devices, databases, practices, protocols, regulatory filings, methods, processes (including manufacturing processes,

CONFIDENTIAL

specification and techniques), techniques, concepts, ideas, specifications, formulations, formulae, data (including pharmacological, biological, chemical, toxicological, clinical and analytical information, quality control, trial and stability data), case reports forms, medical records, data analyses, reports, studies and procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), summaries and information contained in submissions to and information from ethical committees, or Regulatory Authorities, and manufacturing process and development information, results and data, whether or not patentable, all to the extent not claimed or disclosed in a patent or patent application; and (b) compositions of matter, assays, animal models and physical, biological or chemical material, including drug substance samples, intermediates of drug substance samples, drug product samples and intermediates of drug product samples. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item, and/or a development relating to the item, is (and remains) not known to the public. “Know-How” includes any rights including copyright, database or design rights protecting such Know-How. “Know-How” excludes Patent Rights.

1.40

“Law” or “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Body, including, to the extent applicable, the U.S. Food, Drug and Cosmetic Act, (21 U.S.C. §301 et seq.) (“FFDCA”), Prescription Drug Marketing Act, the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335a et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal Civil False Claims Act (31 U.S.C. §3729 et seq.), and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), all as amended from time to time, together with any applicable rules, regulations, and compliance guidance promulgated thereunder, as well as applicable foreign equivalents of any of the foregoing.

1.41	“Lead Candidates” means all compounds that are identified in Schedule 1.41.

1.42	“MAA” means a Marketing Authorization Application filed with the European Medicines Agency (“EMA”).

1.43

“Marketing Approval” shall mean approval from the relevant Regulatory Authority in a given country necessary to market and sell a pharmaceutical product in such country, which for the sake of clarity, shall not include pricing and reimbursement approval, prior to any commercial disposition of such product in such country.

1.44

“NDA” means a New Drug Application, submitted pursuant to the requirements of the FDA, as more fully defined in 21 US C.F.R. § 314.3 et seq., and any equivalent application (e.g., MAA) submitted in any country in the Territory, including all additions, deletions or supplements thereto, and as any and all such requirements may be amended, or supplanted, at any time.

1.45

“Net Sales” means the aggregate gross sales (to the extent recognized as gross revenue by Licensee or any of its Affiliates or Sublicensees on an accrual basis in accordance with United States generally accepted accounting principles (“US GAAP”) or international financial reporting standards (“IFRS”), depending on which accounting standard is normally applied by such party with respect to the filing of its reporting) resulting from the sale of Products to independent or unaffiliated Third Party purchasers of such Product, less the following deductions accrued or actually taken with respect to such sales in accordance with either, as applicable, (a) US GAAP or (b) IFRS, depending on which accounting standard is normally applied by such party with respect to the filing of its reporting: [***]. For clarity, a particular deduction may only be accounted for once in the calculation of Net Sales.

CONFIDENTIAL

For purposes of the definition of Net Sales:

(i) On a country-by-country basis, if a Product under this Agreement is sold in the form of a Combination Product in a country, Net Sales for the purpose of determining royalties due hereunder shall be calculated as follows:

[***]

(ii) Sale of Product in the C-KIT Program or HPK1 Program by Company or any of its Affiliates or Sublicensees to another of these entities for resale by such entity to a Third Party shall not be deemed a sale for purposes of this definition of “Net Sales”.

(iii) Transfers or dispositions of Product in the C-KIT Program or HPK1 Program: (A) in connection with unpaid patient assistance programs; (B) as samples for educational, charitable, humanitarian or promotional purposes for which no transfers of value are received by Licensee or any of its Affiliates or Sublicensees (as applicable); (C) for unpaid preclinical, clinical, regulatory or governmental purposes or under so-called “named patient” or other limited access programs; or (D) for use in any Clinical Trial reasonably necessary to comply with any Law, regulation or request by a Regulatory Authority shall not, in each case of (A) through (D), be deemed sales of such Product for purposes of this definition of “Net Sales.”

1.46	“Non-Exclusive Licensor Patents” means patent applications listed on Schedule 1.46, and any and all Patent Rights associated therewith or derived therefrom.

1.47

“Other Active” means with respect to a Combination Product, any active pharmaceutical ingredient other than a particular Compound within such Combination Product. It is understood that an Other Active may be another Compound.

1.48	“Out-of-Pocket Expenses” means expenses actually paid by a Party or its Affiliate to any Third Party.

1.49

“Patent Rights” means any: (a) issued or granted patent, including any extension, supplemental protection certificate, registration, confirmation, reissue, reexamination or renewal; (b) pending patent applications, including, but not limited to, any continuation, divisional, continuation-in-part, substitute or provisional application; and (c) counterparts or foreign equivalents of any of the foregoing filed or issued in any country or jurisdiction.

1.50

“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.51

“Phase I Trial” means a Clinical Trial of a Product with the endpoint of determining initial tolerance, safety, pharmacokinetic or pharmacodynamic information in single dose, single ascending dose, multiple dose and/or multiple ascending dose regimens, as more fully described in U.S. federal regulation 21 C.F.R. § 312.21(a) and its equivalents in other jurisdictions.

1.52

“Phase II Trial” means a Clinical Trial of a Product with the endpoint of evaluating its effectiveness for a particular indication or indications in one or more specified doses or its short term tolerance and safety, as well as its pharmacokinetic and pharmacodynamic information in patients with the indications under study, as more fully described in U.S. federal regulation 21 C.F.R. § 312.21(b) and its equivalents in other jurisdictions.

CONFIDENTIAL

1.53

“Phase III Trial” means a pivotal Clinical Trial of a Product on a sufficient number of patients, which trial is designed to: (a) establish that the Product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the Product in the dosage range to be prescribed; and (c) support Regulatory Approval for the Product, as more fully described in U.S. federal regulation 21 C.F.R. § 312.21(c) and its equivalents in other jurisdictions

1.54

“Post Marketing Trial” means any study conducted with respect to a Product after submission of an application for Regulatory Approval for such Product, whether initiated by a Party or at the request of an applicable Governmental Body, to delineate additional information about a drug’s risks, benefits, and optimal use, including safety surveillance studies, pharmacoeconomic studies, pharmacoepidemiology studies, studies relating to different dosing or schedules of administration, studies of the use of the drug in other patient populations or other stages of the disease, or studies of the use of the drug over a longer period of time, but, in any case, excluding any study that is necessary to be completed in order to obtain Regulatory Approval.

1.55

“Product” means any pharmaceutical product, in any dosage form or package configuration, that is Commercialized or undergoing Development that contains or comprises, in part or in whole, a Compound. For clarity, for the purposes of this Agreement: different dosage strengths of a given Product using the same formulation shall be considered the same Product; any Product which has a specific formulation shall be considered a different Product when it has a different formulation, even if the two Products are used for the treatment of the same Indication; and, for purposes of Section 5.2 only, any Product with a specific formulation which is used for the treatment of a particular Indication shall be considered a different Product when it is used for the treatment of a different Indication.

1.56

“Regulatory Approval” means any and all approvals, licenses, registrations, or authorizations of the relevant Regulatory Authority, including any pricing and/or pricing reimbursement approval or determination, necessary for the Development, manufacture, use, storage, import, transport or Commercialization of Product in a particular country or jurisdiction.

1.57

“Regulatory Authority” means (a) in the US, the FDA or (b) in any other jurisdiction anywhere in the world, any regulatory body with similar regulatory authority over pharmaceutical products (including without limitation, the EMA).

1.58

“Royalty Term” means, on a Product-by-Product and country-by-country basis, the period from the First Commercial Sale of such Product in such country until the later of (a) the expiration of the last to expire Valid Claim in an Exclusive Licensor Patent Covering the composition of matter of such Product in such country or (b) ten (10) years after the First Commercial Sale of such Product in such country. To the extent a Product contains or comprises, in part or in whole a compound that is Controlled by Licensor and licensed to Company under this Agreement, the Royalty Term means, on a Product-by-Product and country-by-country basis, the period from the First Commercial Sale of such Product in such country until the later of (a) the expiration of the last to expire Valid Claim, owned or controlled by Company, Covering the composition of matter of such Product in such country or (b) ten (10) years after the First Commercial Sale of such Product in such country.

1.59	“Senior Executive” means a member of senior management of a Party who is designated by such Party to resolve disputes under this Agreement.

1.60

“Sublicensee” means a Person other than an Affiliate of Company which is granted any sublicense rights under any of the license rights granted under Section 2.1; provided, that “Sublicensee” shall exclude distributors who are instead independent contractors of Company.

CONFIDENTIAL

1.61

“Tax” or “Taxes” means any applicable federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

1.62	“Territory” means worldwide.

1.63	“Third Party” means any Person other than Licensor, Company or any of their respective Affiliates.

1.64

“Third Party Action” means any filing of a suit by a Third Party against either Party that claims that any Compound or any Product, or its use, importation, Development, manufacture or sale infringes or misappropriates such Third Party’s intellectual property rights.

1.65

“Third Party License Agreement” means any agreement entered into with a Third Party, or any amendment or supplement thereto, that is required in order to exercise the grant of rights by Licensor to Company under this Agreement.

1.66	“United States” or “US” means the United States of America, its territories and possessions.

1.67	“USD” or “$” means the lawful currency of the United States.

1.68

“Valid Claim” means with respect to a patent or patent application in a country, any claim of a (a) issued patent that has not (i) expired, irretrievably lapsed or been abandoned, revoked, dedicated to the public or disclaimed or (ii) been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable final decision of a governmental authority in such country or (b) application for a patent that (1) has been pending for less than [***] ([***]) years from the date of filing of that application, is being prosecuted in good faith, and has not been abandoned or finally disallowed without the possibility of appeal or re-filing and (2) has not been admitted to be invalid or unenforceable through reissue, reexamination, or disclaimer. In the event that a Patent Right issues from an application for a Patent Right described in clause (b) of this definition, the claims of such issued Patent Right will be deemed to be Valid Claims from and after the date of issuance so long as it satisfies the requirements of clause (a) of this definition.

ARTICLE 2

LICENSES AND OTHER RIGHTS

2.1

Grant of Licenses to Company. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Company (a) an exclusive (even as to Licensor and its Affiliates), fee-bearing and transferable (subject to the provisions of Section 12.2) right and license (with the right to sublicense, subject to the provisions of Section 2.2) under the Exclusive Licensor Technology to research, Develop, manufacture, have manufactured, use, Commercialize, market, have marketed, sold, have sold and otherwise exploit the Compounds and Products in the Territory in the Field and (b) a non-exclusive, fee-bearing and transferable (subject to the provisions of Section 12.2) right and license (with the right to sublicense, subject to the provisions of Section 2.2) under the Non-Exclusive Licensor Patents to research, Develop, manufacture, have manufactured, use, Commercialize and otherwise exploit the Compounds and Products in the Territory in the Field.

CONFIDENTIAL

Subject to the terms and conditions of this Agreement, Company hereby grants to Licensor a non-exclusive, worldwide, royalty-free, fully paid-up, transferable and sublicensable (through multiple tiers) right and license under its rights in Chemical Library I for internal research purposes only. For the avoidance of doubt, this limited license to Chemical Library I does not in any way prevent Company from researching, Developing, manufacturing, having manufactured, using, Commercializing, marketing, having marketed, selling, having sold or otherwise exploiting the Compounds and Products in the Territory in the Field.

2.2

Grant of Sublicenses by Company. Company shall have the right, in its sole discretion, to grant sublicenses (with or without the right to grant further sublicenses through multiple tiers), in whole or in part, under the licenses granted in Section 2.1; provided, however, that the granting by Company of a sublicense shall not relieve Company of any of its obligations hereunder. Any sublicense shall be in writing and subject to, and consistent with, the terms and conditions of this Agreement. Company shall provide Licensor with a copy of any sublicense agreement, and any amendment thereto, within [***] ([***]) days after its execution; provided that Company shall have the right to redact from such copy of the sublicense agreement any (a) financial terms and (b) other technical or business information which Company determines in good faith to be necessary to protect any of its or its Sublicensee’s confidential or proprietary information unrelated to Company’s obligations under this Agreement. Company shall make all payments due to Licensor pursuant to this Agreement by reason of achievement of any royalties set forth herein by any Sublicensee. The Company will further require any Sublicensee to comply with all terms of this Agreement applicable to such Sublicensee (including, to the extent applicable, all terms of any Third Party License Agreement).

2.3

Technology Transfer. As soon as reasonably practicable after the Effective Date, but in no event later than [***] ([***]) calendar [***] following the Effective Date, or such longer period as the Parties may mutually agree to in writing, Licensor will deliver to Company or its designee, at Company’s cost and expense, (a) a copy of all Exclusive Licensor Know-How, and (b) Lead Candidate, Chemical Library I and biological materials (collectively, “Materials”), as set forth in Schedule 2.3 attached hereto. Licensor shall deliver the aforementioned Exclusive Licensor Know-How to Company in a form reasonably acceptable to Company. Within [***] ([***]) [***] following the Effective Date, the Company may make a one-time request that Licensor provide, at Company’s cost and expense, a copy of additional data and information exclusively related to Licensor’s C-KIT Program or HPK1 Program under Licensor’s control and not previously delivered to the Company pursuant to this Section 2.3 and which Licensor reasonably believes is necessary and required in order to exercise its rights under the license granted hereunder, which request the Licensor may choose to fulfill in its sole discretion. Notwithstanding the foregoing, Licensor shall have no obligation to make or have made any Lead Candidates or other Materials.

Licensor will transfer all right, title and interest (including risk of loss) in and to the laboratory equipment identified in Schedule 2.3 attached hereto (the “Lab Equipment”) and Materials to Company “AS IS”, “WHERE IS” at no additional cost, provided that, Company shall (i) arrange at its sole cost and expense for the physical transfer of the Materials to a facility or location under its ownership or control or the ownership or control of an independent contractor promptly following the Effective Date (but in any event no later than [***] ([***]) calendar days following the Effective Date) and (ii) enter into a relationship with the third party currently storing the Lab Equipment on behalf of Licensor or its Affiliate so that such third party will store the Lab Equipment on behalf of Company or otherwise arrange at its sole cost and expense for the physical transfer of the Lab Equipment to a facility or location under its ownership or control or the ownership or control of an independent contractor, in either case, promptly following the Effective Date (but in any event no later than [***] ([***]) calendar days following the Effective Date). Promptly following the

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completion of such physical transfer, Company shall receive from the Licensor a bill of sale agreement to effect the proper and effective conveyance of the Lab Equipment and Materials, attached hereto as Schedule 2.3(a). Notwithstanding anything to the contrary in the foregoing, the Company assumes all risk of destruction, loss, or damage by fire or other casualty of the Lab Equipment and/or Materials prior to physical transfer of the Lab Equipment and/or Materials to a facility or location under its ownership or control or the ownership or control of an independent contractor.

2.4

Regulatory Documents Transfer. If Licensor has submitted any Regulatory Documents (as defined below), upon Company’s written request after the Effective Date, Licensor shall (to the extent allowed or consented to by Law), at Company’s cost and expense, assign to Company all applications and filings made by or on behalf of Licensor with any Regulatory Authority in the Territory with respect to any Lead Candidates, if any, including any IND, NDA or orphan drug designations or any other application for regulatory consultations or consideration, including sponsorship thereof (the “Regulatory Documents”). To the extent any of the Regulatory Documents cannot be assigned to Company, Licensor hereby grants to Company an exclusive (even as to Licensor and its Affiliates) and transferable (subject to the provisions of Section 12.2) license and right of reference under the Regulatory Documents (with the right to sublicense and grant further rights of reference, subject to the provisions of Section 2.2) under the Regulatory Documents as necessary to research, Develop, manufacture, have manufactured, use, Commercialize, market, have marketed, sold, have sold and otherwise exploit any Compounds and Products in the Territory in the Field.

2.5

Confirmatory License. Licensor shall, if requested to do so by Company, promptly enter into a confirmatory license in a form reasonably requested by Company for purposes of recording the licenses granted under this Agreement with such patent offices or other Regulatory Authorities as Company considers appropriate.

2.6	Licensor/Company Covenants. If Licensor has entered into a Third Party License Agreement, then:

(a) Licensor shall fulfill all of its obligations, including payment obligations, under the Third Party License Agreements and Company, its Affiliates and Sublicensees shall comply with all obligations, covenants and conditions of the Third Party License Agreements, and any amendments thereto, if and beginning when such Third Party License Agreements and amendments are provided by Licensor to Company; and

(b) Licensor shall not amend or waive, or take any action or omit to take any action that would alter, any of its rights under any Third Party License Agreement in any manner that adversely affects, or would reasonably be expected to adversely affect, Company’s rights and benefits under this Agreement without first obtaining the prior written consent of Company, which consent shall not be unreasonably withheld, delayed or conditioned. Licensor shall promptly notify Company of any default under, termination or amendment of, any Third Party License Agreement; and

(c) In the event that Licensor shall fail to make any payment when due or any other default or breach arises under any Third Party License Agreement, unless and until a Third Party License Agreement provides (or Licensor enters into a written agreement, including an amendment to such Third Party License Agreement, providing) that Company’s rights under such Third Party License Agreement granted hereunder would survive any termination of such Third Party License Agreement, Company shall have the right (but not the obligation) to make such payment or otherwise cure such default or breach on behalf of Licensor. In such event, Licensor shall promptly

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reimburse Company any such amounts paid and/or costs and expenses incurred by Company or, at Company’s election, Company may offset such amounts paid and/or costs and expenses incurred by Company against any amounts payable to Licensor hereunder, provided that, if Licensor in good faith disputes any such breach or termination right and is contesting such breach or termination right pursuant to the terms of the applicable Third Party License Agreement during the applicable cure period thereunder with respect thereto, Company shall not exercise the foregoing right until such time as Company determines in good faith that such performance or remedy is necessary to preserve any of Company’s rights under this Agreement with respect to such Third Party License Agreement.

2.7

No EGFR Use or Implied Licenses. Notwithstanding anything herein to the contrary, during the Term of this Agreement, Company shall not, by itself or through a Third Party, directly or indirectly, use the Exclusive Licensor Technology, Non-Exclusive Licensor Patents, Chemical Library I, and/or other Materials to research, develop, manufacture, have manufactured, use, commercialize, market, have marketed, sold, have sold or otherwise exploit the same with respect to EGFR or an EGFR Program.

Except as expressly set forth herein, no license or other right is or shall be created or granted under this Agreement by implication, estoppel, or otherwise. All licenses and rights after the Effective Date and during the remainder of the Term are or shall be granted only as expressly provided in this Agreement. All rights not expressly granted by a Party under this Agreement are reserved by such Party and may not be used by the other Party for any purpose.

ARTICLE 3

DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF PRODUCT

3.1

Development of Products by Company. Company shall have the sole responsibility and decision-making authority, to research and Develop the Compounds and Products and to conduct (either itself or through its Affiliates, agents, subcontractors and/or Sublicensees) all Clinical Trials and non-clinical studies Company believes appropriate to obtain Regulatory Approval for such Products in the Territory in the Field.

3.2

Commercialization. Company shall have the sole responsibility and decision-making authority, to Commercialize Products itself or through one or more Affiliates or Sublicensees or other Third Parties selected by Company and shall have the sole decision-making authority and responsibility in all matters relating to the Commercialization of Products in the Territory in the Field.

3.3

Clinical and Commercial Manufacturing. In the Territory in the Field, Company shall have the right to manufacture the Compounds and Products itself or through one or more Affiliates or Sublicensees or other Third Parties selected by Company.

3.4

Diligence by Company. Subject to Licensor’s fulfillment of its obligations under this Agreement, Company shall use Commercially Reasonable Efforts to Develop and, after receiving Regulatory Approval, Commercialize at least one (1) Product. Company shall have the exclusive right to determine, in its sole discretion, the launch strategy for Product, subject to its exercise of Commercially Reasonable Efforts and the availability of any necessary Third Party licenses or other rights. Activities conducted by Company’s Affiliates and Sublicensees will be considered as Company’s activities under this Agreement for purposes of determining whether Company has complied with its obligation to use Commercially Reasonable Efforts. Company shall be relieved of its diligence obligations under this Section 3.4 starting from the date Company provides Licensor with a termination notice pursuant to Section 10.2, Section 10.3 or Section 10.5. Without limiting

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the foregoing, Company shall use Commercially Reasonable Efforts to (i) conduct such Development and Clinical Trials as are necessary or desirable to obtain Regulatory Approvals for at least one (1) Product, and (ii) obtain any necessary approvals to market at least one (1) Product (including, where necessary, obtaining pricing approval). The Company shall comply with all Laws (including Good Laboratory Practices, Good Clinical Practices, and Good Manufacturing Practices) in the Development and Commercialization of such Product(s), and shall require its Affiliates and Sublicensees to do the same.

3.5

Subcontracting. Company may exercise any of its rights, or perform any of its obligations, under this Agreement (including any of the rights licensed in Section 2.1) by subcontracting the exercise or performance of all or any portion of such rights and obligations on Company’s behalf. Any subcontract granted or entered into by Company as contemplated by this Section or the exercise or performance of all or any portion of the rights or obligations that Company may have under this Agreement by a subcontractor shall not relieve Company from any of its obligations under this Agreement. Company shall be responsible for any breaches of this Agreement by its subcontractors in connection with their performance of any of Company’s obligations or exercise of any of the Company’s rights hereunder.

3.6

Trademarks. As between Licensor and Company, Company shall have the sole authority to select trademarks for the Products and shall own all such trademarks in the Territory. Without limiting the foregoing, Licensor is not receiving and is not entitled to receive any license or right in, under any trademarks of Company or any of its Affiliates under this Agreement, whether by implication, estoppel or otherwise, and all such rights are hereby reserved. Throughout the Term of this Agreement and thereafter, Company shall not adopt or use, register or attempt to register in the Territory in connection with any Products any trademark or trade name that includes, or is confusingly similar to, Licensor’s or any of its Affiliates registered trademarks.

3.7

Funding and Progress Reports.Without limiting any of Licensor’s obligations that have been mutually agreed upon by the parties, Company shall be solely responsible for funding all costs of the Development and Commercialization of the Compounds and Products. The Company shall keep Licensor informed in a timely manner as to the progress of the Development of Compounds and Products as set forth in this Section 3.7. On a Compound by Compound and Product by Product basis on an annual basis within [***] ([***]) days following the end of each Calendar Year, the Company shall provide Licensor, through its designated contact person, with a written report that provides a summary of the Company’s significant activities related to Development and Commercialization of each Compound and Product and status of Clinical Trials and applications for Regulatory Approval necessary for marketing such Product. Such reports shall be deemed the Company’s Confidential Information.

3.8

Right of Notice of Sublicense. In the event that Company determines for the first time to sublicense its rights to Commercialize a Product in its entirety or with respect to one or more country(ies) to a Third Party, the Company shall so notify Licensor of such determination (the first time only), which notice shall include the rights contemplated to be sublicensed, including the proposed country or territory. The Company shall be free to sublicense such rights without further obligation under this Section 3.8. Notwithstanding anything to contrary, the obligations of this Section 3.8 shall not apply with respect to any proposed agreement with a Third Party covering both rights to be sublicensed hereunder as well as rights or obligations relating to other products of the Company or its Affiliates or such Third Party.

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ARTICLE 4

REGULATORY MATTERS

4.1

Regulatory Filings. As between Company and Licensor, Company shall be responsible for owning, obtaining and maintaining all regulatory filings and Regulatory Approvals for the Products, including all INDs and NDAs, in the Territory.

4.2

Communications with Authorities. Company (or one of its Affiliates or Sublicensees) shall be responsible, and act as the sole point of contact, for communications with Regulatory Authorities about the Development, Commercialization, and manufacturing of Products in the Territory. Following the Effective Date, Licensor shall not initiate (or permit any of its Affiliates to initiate), with respect to any Product, any meetings or contact with Regulatory Authorities in the Territory, without first obtaining Company’s prior written consent. To the extent Licensor or any Affiliate receives any written or oral communication from any Regulatory Authority in the Territory relating to any Product, to the extent not prohibited by Law, Licensor shall (a) refer such Regulatory Authority to Company, and (b) as soon as reasonably practicable (but in any event within [***] ([***]) hours), notify Company and provide Company with a copy of any written communication received by Licensor or such Affiliate or, if applicable, complete and accurate minutes of such oral communication.

4.3

Adverse Event Reporting. Company agrees to comply with any and all Laws applicable during the Term in connection with Product safety data monitoring, collection and reporting. If Licensor or any Affiliate has or receives any information regarding any Adverse Event which may be related to the use of any Product, then Licensor shall provide Company with all such information in English within such reasonable timelines which enable Company to comply with all Laws and relevant regulations and requirements.

4.4	Recalls. Company shall have the sole right to determine whether and how to implement a recall or other market withdrawal of Products in the Territory.

ARTICLE 5

FINANCIAL PROVISIONS

5.1

Equity Issuance. As full consideration for Licensor’s grant of rights and licenses to Company under this Agreement, and fulfillment by Licensor of its other obligations under this Agreement, Company shall issue to Licensor certain shares in the Company as described in this Section and pay Licensor royalty payments as described below. Upon execution of this Agreement and subject to the terms and conditions of that certain Series A Preferred Stock Purchase Agreement dated June 1, 2018 (the “Stock Purchase Agreement”), Company shall issue to Licensor 821,918 shares of Series A Preferred Stock. In addition, in the event of an issuance of Milestone Shares (as defined in the Stock Purchase Agreement), Company shall issue to Licensor additional shares of Series A Preferred Stock as set forth in the Stock Purchase Agreement.

5.2

Royalty Payments. Company shall, during each applicable Royalty Term, pay or cause to be paid to Licensor a percentage of Net Sales, on a Product-by-Product, country-by-country and Calendar Year-by-Calendar Year basis, where the applicable percentage varies according to the incremental amount of year-to-date Net Sales for the current Calendar Year, as follows (“Royalty Payments”):

Annual Net Sales (by Product and by country)	Percentage
$[***] - $[***]	[***]	%
$[***] - $[***]	[***]	%
$[***] or more	[***]	%

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For example, if annual Net Sales of a Product in a country is $3,800,000,000, then the royalty payable by Company to Licensor would be calculated as [***]. The royalty payments described above will apply even if the Products are used for targets other than C-KIT or HPK1.

5.3	Reductions and Deductions.

(a) Anti-Stacking. If Company or any of its Affiliates or Sublicensees enter into a Third Party License Agreement, including in connection with a settlement of any Third Party Action, Company will be entitled to deduct [***] percent ([***]%) of the analogous amounts paid by Company, its Affiliates or Sublicensees pursuant to such Third Party License Agreement(s) from any amounts due to Licensor pursuant to Section 5.2, until such amounts have been fully deducted. Notwithstanding the foregoing, under no circumstances shall the deductions under this Section 5.3(a) result in the amount payable to Licensor being reduced by more than [***] percent ([***]%) compared with the amount otherwise payable under Section 5.2. In the event that Company is not able to deduct the full amount of the permitted deduction from the amount due to Licensor due to the [***] percent ([***]%) minimum amount, Company shall be entitled to deduct any undeducted excess amount from subsequent amounts owed to Licensor under Section 5.2 (subject always to Licensor receiving a minimum of [***] percent ([***]%) of the amount owed).

(b) Generic Competition. On a Product-by-Product basis, the royalty rates set forth in Section 5.2 for Net Sales of a Product in a country of the Territory shall be reduced by [***] percent ([***]%) beginning upon the occurrence of a Generic Competition Triggering Event with respect to such Product in such country if the average Net Sales by Licensee and its Affiliates and Sublicensees of such Product in such country in any [***] ([***]) consecutive Calendar [***] are at least [***] percent ([***]%) lower, but no more than [***] percent ([***]%) lower, than the average Net Sales by Licensee and its Affiliates and Sublicensees for such Product in such country during the [***] ([***]) full Calendar [***] immediately prior to launch of the Generic Product in such country. On a Product-by-Product basis, the royalty rates set forth in Section 5.2 for Net Sales of a Product in a country of the Territory shall be reduced by [***] percent ([***]%) beginning upon the occurrence of a Generic Competition Triggering Event with respect to such Product in such country if the average Net Sales by Licensee and its Affiliates and Sublicensees of such Product in such country in any [***] ([***]) consecutive Calendar [***] are more than [***] percent ([***]%) lower than the average Net Sales by Licensee and its Affiliates and Sublicensees for such Product in such country during the [***] ([***]) full Calendar [***] immediately prior to launch of the Generic Product in such country.

(c) Cumulative. The reductions and deductions set forth in this Section 5.3 are cumulative and shall apply, in each case, to the maximum extent applicable.

5.4	Mode of Payment and Currency; Invoices. All payments to Licensor hereunder shall be made by deposit of US Dollars in the requisite amount to such bank account as Licensor may from time

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to time designate by written notice to Company. With respect to amounts payable hereunder not denominated in US Dollars, Company shall convert applicable amounts in foreign currency into US Dollars by using an exchange rate equal to the monthly average exchange rate between each currency of origin and US Dollars as reported by the Wall Street Journal, Eastern Edition for the month in which the applicable sales occurred. The monthly average exchange rate shall be the average of (i) the exchange rate published on the last day of the calendar month and (ii) the exchange rate published on the last day of the preceding calendar month. Based on the resulting sales in US Dollars, the then-applicable royalties shall be calculated. The Parties may vary the method of payment set forth herein at any time upon mutual written agreement, and any change shall be consistent with the local Law at the place of payment or remittance.

5.5

Reports and Records Retention. Within [***] ([***]) days after the end of each Calendar Quarter during which any payment under Section 5.2 becomes payable, Company shall deliver to Licensor, a written report (“Royalty Report”), on a Product-by-Product, country-by-country basis, summarizing the total amount of the gross sales (to the extent recognized as gross revenue by Licensee or any of its Affiliates or Sublicensees on an accrual basis in accordance with US GAAP or IFRS, depending on which accounting standard is normally applied by such party with respect to the filing of its reporting) resulting from the sale of Products sold by Company, its Affiliates and its Sublicensees and Net Sales during such Calendar Quarter, the exchange rates used in converting Net Sales to U.S. dollars, and details on a country-by-country basis of any deductions or reductions pursuant to Section 5.3 and the calculation of the Royalty Payment, and the dates of the First Commercial Sale of each Product in each country in the Territory for which royalties are due hereunder, if it has occurred during the corresponding Calendar Quarter. The Company shall pay all amounts due to Licensor pursuant to Section 5.2 with respect to Net Sales for each Calendar Quarter within [***] ([***]) days after the end of each Calendar Quarter. Each Royalty Report shall be deemed Confidential Information of Company subject to the obligations of Article 7 of this Agreement. For at least [***] ([***]) years after the end of the Calendar Year in which any such Royalty Report is submitted, Company shall, and shall ensure that its Affiliates, keep complete and accurate records of such Net Sales in sufficient detail to confirm the accuracy of the calculations hereunder.

5.6

Late Payments. All payments under this Agreement which are not disputed in good faith by Company shall earn interest from the date due until paid at a rate equal to the lesser of (a) the maximum rate permissible under Law and (b) one percent (1.0%) percent per month (i.e., twelve percent (12%) per annum).

5.7	Audits.

(a) Audits Generally. During the Term and for [***] ([***]) [***] thereafter, and not more than once in each Calendar Year per entity audited, Company shall permit, and shall cause its Affiliates to permit, an independent certified public accounting firm of nationally recognized standing selected by Licensor, and reasonably acceptable to Company or such Affiliate, to have access to and to review, during normal business hours upon reasonable prior written notice, the applicable records of Company and its Affiliates to verify the accuracy of the Royalty Reports and payments under this Article 5. Such review may cover the records for sales made in any Calendar Year ending not more than [***] ([***]) months prior to the date of such request. The accounting firm shall disclose to Licensor and Company only whether the Royalty Reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Licensor.

(b) Audit-Based Reconciliation. If such accounting firm concludes that additional amounts

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were owed during such period, and Company agrees with such calculation, Company shall pay the additional undisputed amount within [***] ([***]) days after the date Licensor delivers to Company such accounting firm’s written report. If such accounting firm concludes that an overpayment was made, such overpayment shall be fully creditable against amounts payable in subsequent payment periods. If Company disagrees with such calculation, it may retain its own independent certified public accounting firm of recognized standing and reasonably acceptable to Licensor, to conduct a review, and if such firm concurs with the other accounting firm, Company shall make the required payment within [***] ([***]) days after the date Company receives the report of its accounting firm. Licensor shall pay for the cost of any audit, unless Company has underpaid Licensor by [***] percent ([***]%) or more for the audited period.

(c) Audit Confidentiality. Each Party shall treat all information that it receives under this Section 5.7 in accordance with the confidentiality provisions of Article 7 of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the other Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement, except to the extent necessary for such Party to enforce its rights under this Agreement.

5.8	Taxes.

(a) Withholding Tax. Licensor shall be responsible for the payment of any and all Taxes levied on account of the payments paid to Licensor by Company or its Affiliates or Sublicensees under this Agreement. If Law requires that Taxes be deducted and withheld from payments paid under this Agreement, Company shall (i) deduct those Taxes or other payment owed by Company hereunder; (ii) pay the Taxes to the proper Governmental Body; (iii) send evidence of the obligation together with proof of Tax payment to Licensor within [***] ([***]) days following such payment; (iv) remit the net amount, after deductions or withholding made under this Section 5.8(a); and (v) cooperate with Licensor in any way reasonably requested by Licensor, to obtain available reductions, credits or refunds of such Taxes; provided, however, that Licensor shall reimburse Company for Company’s Out-of-Pocket Expenses incurred in providing such assistance.

(b) Value Added Tax. Unless otherwise required by applicable Law, all consideration payable under this Agreement shall be exclusive of VAT. If a Party makes a supply pursuant to this Agreement, and VAT is payable on that supply, the consideration for the supply (VAT exclusive consideration) is increased by an amount equal to the VAT exclusive consideration multiplied by the rate of VAT prevailing at the time the supply is made (additional VAT amount). VAT (if any) will become due and payable upon presentation of a valid VAT invoice (or, where there is no provision in the legislation for the jurisdiction concerned that a VAT invoice is required to be issued, a written demand containing such information as is customary in that jurisdiction).

(c) Assignment. If Company assigns its rights and obligations hereunder to an Affiliate or Third Party in compliance with Section 12.2 and if such Affiliate or Third Party shall be required by Law to withhold any additional Taxes from or in respect of any amount payable under this Agreement as a result of such assignment, and except to the extent that, pursuant to Section 5.8(a), such Taxes were required to be withheld or deducted by the Company, then any such additional amount, in excess of the amounts withheld or deducted by the Company, payable under this Agreement shall be increased to take into account the additional Taxes withheld as may be necessary so that, after making all required withholdings, Licensor receives an amount equal to the sum it would have received had no such assignment been made. For the avoidance of doubt, if Licensor assigns its right and obligations under this Agreement in compliance with Section 12.2, Licensor shall not be entitled to any additional payments with respect to Taxes arising as a result of Licensor’s assignment.

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ARTICLE 6

INVENTIONS AND PATENTS

6.1

Drug Price Competition and Patent Restoration Act. Each Party shall immediately give written notice to the other Party of any certification of which they become aware filed pursuant to 21 U.S.C. Section 355(b)(2)(A) (or any amendment or successor statute thereto) claiming that any Exclusive Licensor Patents and Non-Exclusive Licensor Patents (collectively, the “Licensor Patents”) Covering any Product, or the manufacture or use of each of the foregoing, are invalid or unenforceable, or that infringement will not arise from the manufacture, use or sale of a Product by a Third Party.

6.2

Listing of Patents. Company shall have the sole right to determine which of the Licensor Patents, if any, shall be listed for inclusion in the Approved Drug Products with Therapeutic Equivalence Evaluations pursuant to 21 U.S.C. Section 355, or any successor Law in the United States, together with any comparable Laws in any other country in the Territory.

6.3	Patent Prosecution and Maintenance.

(a) Exclusive Licensor Patents. Company shall have the first right, but not the obligation (subject to Section 6.3(c)), to file, prosecute and maintain Exclusive Licensor Patents in Licensor’s name, on a worldwide basis. Company shall bear all costs and expenses of filing, prosecuting and maintaining Exclusive Licensor Patents. Company shall keep Licensor reasonably informed of the status of the filing and prosecution of Exclusive Licensor Patents or related proceedings (e.g., interferences, oppositions, reexaminations, reissues, revocations or nullifications) in a timely manner. At Company’s request, Licensor will provide Company or, if applicable, cause its Affiliates to provide Company, with reasonable free-of-charge assistance in prosecuting Exclusive Licensor Patents, including providing such Know-How in Licensor’s or its Affiliates’ Control, that is, in Company’s reasonable judgment, reasonably necessary to support the prosecution of an Exclusive Licensor Patent. Any Patent that is filed by Company covering in a Patent claim the composition of matter of any Lead Candidate or Chemical Library I compound that is not specifically disclosed in Licensor Patents as of the Effective Date shall be considered an Exclusive Licensor Patent.

(b) Non-Exclusive Licensor Patents. Company shall have the first right, but not the obligation (subject to Section 6.3(c)), to file, prosecute and maintain Non-Exclusive Licensor Patents in Licensor’s name, on a worldwide basis. Company shall bear [***] percent ([***]%) of the costs and expenses of filing, prosecuting and maintaining Non-Exclusive Licensor Patents. Company shall invoice Licensor for the other [***] percent ([***]%) of the costs and expenses of filing, prosecuting and maintaining Non-Exclusive Licensor Patents, and Licensor shall pay such invoices within [***] ([***]) days after receipt thereof. Company shall promptly provide (or instruct its legal counsel to promptly provide) Licensor with copies of all filings and correspondence pertaining to such filing, prosecution and maintenance activities in relation to the Non-Exclusive Licensor Patents so as to give Licensor reasonable opportunities to provide Company and/or its legal counsel comments on such filing, prosecution and maintenance activities. Company shall reasonably and in good faith consider (i) Licensor’s comments and (ii) incorporating Licensor’s comments in such filing, prosecution and maintenance activities. At Company’s request, Licensor will provide Company or, if applicable, cause its Affiliates to provide Company, with reasonable free-of-charge assistance in prosecuting Non-Exclusive Licensor Patents, including providing such Know-How in Licensor’s or its Affiliates’ Control, that is, in Company’s reasonable judgment, reasonably necessary to support the prosecution of a Non-Exclusive Licensor Patents.

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(c) Election Not to File and Prosecute Licensor Patents. If Company elects not to continue to prosecute or maintain a Licensor Patent in Licensor’s name in any country of the Territory, then it shall notify Licensor in writing at least [***] ([***]) days before any deadline applicable to the prosecution or maintenance of such Licensor Patent, as the case may be, or any other date by which an action must be taken to establish or preserve such Licensor Patent in such country or possession, or if a decision not to continue prosecution or maintenance is responsive to an official communication from governmental agency that is received by Company less than [***] ([***]) days prior to a deadline for taking action in response to such communication, then the deadline for giving such notice to Licensor shall be [***] percent ([***]%) of the time remaining for response after such communication is received by Company. In such case, Licensor shall have the right to support the continued prosecution or maintenance of such Licensor Patent in that country at Licensor’s sole discretion and cost, provided, however, that Company will have no further right or licenses hereunder with respect to such Licensor Patent. If Licensor elects to continue prosecution or maintenance of any such Patent Rights, then Company shall promptly deliver to Licensor all prosecution files associated with such Patent Rights in such country and use reasonable efforts to make its employees, agents and consultants reasonably available to Licensor, at no cost to Licensor, to the extent reasonably necessary to enable Licensor to continue prosecution or maintenance of any such Patent Rights in such country. With respect to Non-Exclusive Licensor Patents, if Licensor elects not to continue to bear [***] percent ([***]%) of the costs and expenses of filing, prosecuting, and maintaining a Non-Exclusive Licensor Patent in any country, then it shall notify Company in writing. In such case, Company shall have the right to support the continued prosecution or maintenance of such Non-Exclusive Licensor Patent in that country at Company’s sole discretion and cost, provided, however, that Licensor will have no further right with respect to such Non-Exclusive Licensor Patent and Company’s rights and licenses with respect to such Non-Exclusive Licensor Patent shall automatically become exclusive (even as to Licensor and its Affiliates).

(d) Patent Term Extension. Company shall be responsible, in Licensor’s name, on a worldwide basis, for making decisions regarding and obtaining patent term extensions wherever available for Licensor Patents. Licensor shall provide Company free-of-charge with all relevant information, documentation and assistance in this respect as may reasonably be requested by Company. Any such assistance, supply of information and consultation shall be provided promptly and in a reasonable manner. In the event that any election with respect to obtaining patent term extensions is to be made, Company shall have the right to make such elections, and Licensor shall abide by all such elections. Company shall keep Licensor informed of the status of any efforts regarding patent term extensions in a timely manner.

(e) Company Patents. Company shall own any Know-How developed solely by Company or any of its Affiliates or a Third Party on behalf of Company and shall have the right, but not the obligation, to file, prosecute and maintain Patent Rights claiming any such Know-How (collectively, “Company Patents”). Company shall bear all costs and expenses of filing, prosecuting and maintaining Company Patents and Licensor shall have no particular rights with respect thereto unless otherwise agreed upon by the Parties in writing.

6.4	Enforcement of Patents and Know-How.

(a) Notice. If either Party believes that an infringement, unauthorized use, misappropriation or ownership claim or threatened infringement or other such activity by a Third Party with respect

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to any Exclusive Licensor Technology or Non-Exclusive Licensor Patents or if a Third Party claims that any Exclusive Licensor Patent or Non-Exclusive Licensor Patent is invalid or unenforceable (any such activity by a Third Party, a “Third Party Infringement”), the Party possessing such knowledge or belief shall notify the other Party and provide it with details of such infringement or claim that are known by such Party.

(b) Right to Bring an Action. Company shall have the exclusive right to attempt to resolve any Third Party Infringement in the Territory, including by filing an infringement suit, defending against such claim or taking other similar action, with respect to an Exclusive Licensor Patent or Non-Exclusive Licensor Patent (each, an “Action”) and to compromise or settle any such infringement or claim. At Company’s request, Licensor shall promptly provide Company with all relevant documentation (as may be reasonably requested by Company) evidencing that Company is validly empowered by Licensor to take such an Action. Licensor may voluntarily join such Action, however, Company may not, without Licensor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, join Licensor as a party in any Action initiated by the Company, pursuant to Company’s rights under this Agreement to initiate such Action. Notwithstanding the foregoing, in the event that it is required under applicable law in order for Company to initiate an Action under this Section 6.4(b), then Licensor shall join as a party to such Action. If Company does not intend to prosecute or defend an Action, Company shall promptly inform Licensor and Licensor shall have the right, but not the obligation, to initiate an Action. The Party controlling the Action (i) shall keep the other Party reasonably informed with respect to such Action, (ii) shall, in good faith, consult with, and give reasonable consideration to, any comments made by the other Party related to such Action, and (iii) shall provide the other Party with copies of all material documents (e.g., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such Action. The Parties shall cooperate in good faith to ensure that each person or entity that participates in, or receives any information about, any Action in accordance with this Section 6.4(b) shall use reasonable efforts to protect all applicable confidential information and preserve all applicable attorney-client privilege and work product protections.

(c) Costs of an Action. Subject to the respective indemnity obligations of the Parties set forth in Article 9, the Party initiating an Action under Section 6.4(b) shall pay all costs associated with such Action, and shall reimburse the other Party for reasonable Out-of-Pocket Expenses incurred in rendering assistance to the initiating Party as set forth in Section 6.4(e). For clarity, the other Party shall have the right to join and participate in an Action relating to a Licensor Patent, and be represented in any such Action by its own counsel at its own expense.

(d) Settlement. Neither Party shall settle or otherwise compromise any Action by admitting that any Exclusive Licensor Patent or Non-Exclusive Licensor Patent is invalid or unenforceable without the other Party’s prior written consent, and neither Party may settle or otherwise compromise an Action in a way that adversely affects or would be reasonably expected to materially adversely affect the validity or enforceability of the Exclusive Licensor Patents, the Non-Exclusive Licensor Patents or the rights or benefits of the other Party hereunder, without the other Party’s prior written consent. The foregoing shall not limit Company’s rights under Section 6.4(b).

(e) Reasonable Assistance. The Party not enforcing or defending Exclusive Licensor Patents or Non-Exclusive Licensor Patents shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence and making its employees available, subject to the other Party’s reimbursement of any reasonable Out-of-Pocket Expenses incurred on an on-going basis by the non-enforcing or non-defending Party in providing such assistance.

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(f) Distribution of Amounts Recovered. Any amounts recovered by the Party taking an Action pursuant to this Section 6.4, whether by settlement or judgment, shall be allocated in the following order: (i) to reimburse the Party taking such Action for any costs, including Out-of-Pocket Expenses incurred; (ii) to reimburse the Party not taking such Action for costs incurred by it at the request of the Party taking such Action (to the extent that such costs have not been previously reimbursed); and (iii) the remaining amount of such recovery shall be allocated to Company and deemed to be Net Sales in the Calendar Quarter in which the amount is received by Company, which shall be included in the Royalty Payment under Section 5.2.

(g) Company Patents. Company shall have the sole right and authority, but not the obligation, to enforce Company Patents against any Third Party infringer.

(h) Delegation of Enforcement Rights. Company shall have the right, in its sole discretion, to delegate its rights under this Section 6.4, in whole or in part, to any of its Affiliates or one or more Sublicensees, provided that any such Affiliate or Sublicensee shall comply with the terms of this Section 6.4.

6.5	Third Party Actions Claiming Infringement.

(a) Notice. If a Party becomes aware of any Third Party Action, such Party shall promptly notify the other Party of all details regarding such claim or action that is reasonably available to such Party.

(b) Right to Defend. Company shall have the right, at its sole expense, but not the obligation to defend the Third Party Action in the Territory described in Section 6.5(a) and to compromise or settle such Third Party Action. If Company declines or fails to assert its intention to defend such Third party Action within [***] ([***]) days after sending (in the event that Company is the notifying Party) or receiving (in the event that Licensor is the notifying Party) notice under Section 6.5(a), then Licensor shall have the right to defend such Third Party Action. The Party defending such Third Party Action shall have the sole and exclusive right to select counsel for such Third Party Action.

(c) Consultation. The Party defending a Third Party Action pursuant to Section 6.5(b) shall be the “Controlling Party.” The Controlling Party shall consult with the non-Controlling Party on all material aspects of the defense. The non-Controlling Party shall have a reasonable opportunity for meaningful participation in decision-making and formulation of defense strategy. The Parties shall reasonably cooperate with each other in all such actions or proceedings. The non-Controlling Party will be entitled to be represented by independent counsel of its own choice at its own expense.

(d) Appeal. In the event that a judgment in a Third Party Action is entered against the Controlling Party and an appeal is available, the Controlling Party shall have the first right, but not the obligation, to file such appeal. In the event the Controlling Party does not desire to file such an appeal, it will promptly, in a reasonable time period (i.e., with sufficient time for the non-Controlling Party to take whatever action may be necessary) prior to the date on which such right to appeal will lapse or otherwise diminish, permit the non-Controlling Party to pursue such appeal at such non-Controlling Party’s own cost and expense. If Law requires the other Party’s involvement in an appeal, the other Party shall be a nominal party of the appeal and shall provide reasonable cooperation to such Party at such Party’s expense.

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(e) Costs of an Action. Subject to the respective indemnity obligations of the Parties set forth in Article 9, the Controlling Party shall pay all costs associated with such Third Party Action other than the expenses of the other Party if the other Party elects to join such Third Party Action (as provided in the last sentence of this paragraph); provided, that, without limitation of Licensor’s indemnification obligations under Article 9, each Party shall have the right to join a Third Party Action defended by the other Party, at its own expense.

(f) No Settlement without Consent. Neither Party shall settle or otherwise compromise any Third Party Action by admitting that any Exclusive Licensor Patent or Non-Exclusive Licensor Patent is invalid or unenforceable or in a manner that adversely affects or would be reasonably expected to materially adversely affect any rights or benefits of the other Party without the other Party’s prior written consent. The foregoing shall not limit Company’s rights under Section 6.5(b).

ARTICLE 7

CONFIDENTIALITY

7.1

Confidentiality Obligations. Each Party agrees that, for the Term and for [***] ([***]) years thereafter, such Party shall, and shall ensure that its Affiliates and its and their employees, consultants, contractors, advisors and agents (collectively, “Representatives”), hold in confidence all Confidential Information disclosed to it by the other Party pursuant to this Agreement, unless such information:

(a) is or becomes generally available to the public other than as a result of improper disclosure by the recipient;

(b) is already known by or in the possession of the recipient at the time of disclosure by the disclosing Party;

(c) are permitted to be disclosed by prior written consent of the disclosing Party;

(d) is independently developed by recipient without use of or reference to the disclosing Party’s Confidential Information; or

(e) is obtained by recipient from a Third Party that has not breached any obligations of confidentiality.

The recipient shall not disclose any of the Confidential Information, except to Representatives of the recipient who need to know the Confidential Information for the purpose of performing the recipient’s obligations, or to assist recipient in exercising its rights, under this Agreement and who are bound by obligations of non-use and non-disclosure substantially similar to those set forth herein. The recipient shall be responsible for any disclosure or use of the Confidential Information by such Representatives. The recipient shall protect Confidential Information using not less than the same care with which it treats its own confidential information, but at all times shall use at least reasonable care.

7.2

Permitted Use/Disclosure. Notwithstanding Section 7.1, a Party may use or disclose the Confidential Information of the other Party for the purpose of performing its obligations, or exercising its rights, under this Agreement, including for purposes of:

(a) filing or prosecuting patent applications, pursuant to the terms of Section 6.3;

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(b) prosecuting or defending litigation;

(c) conducting pre-clinical studies or Clinical Trials pursuant to this Agreement;

(d) seeking or maintaining Regulatory Approval of any Product; or

(e) complying with Law, including securities Law and the rules of any securities exchange or market on which a Party’s securities are listed or traded.

In addition to the foregoing, Company may, in connection with performing its obligations or exercising its rights under this Agreement, disclose Confidential Information of Licensor to its actual or potential partners, acquirers, financing sources, licensees, Sublicensees, research collaborators, employees, consultants, and agents, and Licensor may, in connection with exercising its rights under this Agreement, disclose Confidential Information of Company which Company has provided to Licensor in connection with its performance of its obligations under this Agreement to Licensor’s employees, consultants, agents, and actual or potential acquirers or financing sources, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use as those set forth in this Article 7. The recipient shall be responsible for any disclosure or use of the Confidential Information by such persons to whom it discloses Confidential Information pursuant to this paragraph.

In connection with any permitted filing by either Party of this Agreement with any Governmental Body the filing Party shall endeavor to obtain confidential treatment of economic, trade secret information and such other information as may be requested by the other Party, and shall provide the other Party with the proposed confidential treatment request within a reasonable time for the other Party to provide comments, and the filing Party shall consider such comments in good faith in connection with its submission of its confidential treatment request.

7.3

Required Disclosure. The recipient may disclose the Confidential Information to the extent required by Law or court order; provided, however, that the recipient promptly provides to the disclosing party prior written notice of such disclosure and provides reasonable assistance to the disclosing party in obtaining an order or other remedy protecting the Confidential Information from public disclosure.

7.4

Publications. Licensor shall not publish, present, announce results or otherwise disclose any information relating to any Compound or Product without first obtaining the prior written consent of Company (which consent shall not be unreasonably withheld, delayed or conditioned), unless such information has already been publicly disclosed either prior to the Effective Date or after the Effective Date through no fault of Licensor and otherwise not in violation of this Agreement. Licensor shall submit to Company for Company’s written approval (which approval shall not be unreasonably withheld, delayed or conditioned) any publication or presentation (including in any seminars, symposia or otherwise) of information related directly or indirectly to any Compound or Product for review and approval at least [***] ([***]) days prior to submission for the proposed date of publication or presentation. Company shall have the right to publish, present, announce results or otherwise disclose any information relating to any Compound or Product without the prior written consent of Licensor. If either party is planning to publish any scientific publications that include any material information directly relating to any compound in Chemical Library I (the “Chemical Library I Publications”), then such publishing Party shall provide a copy of such proposed publication to the other Party so as to give the other Party [***] ([***]) days to comment on such publication. The foregoing obligation (in the last sentence) shall not apply to the extent such material information has already been publicly disclosed through no fault of the publishing

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Party or in violation of this Agreement. The publishing Party shall consider in good faith the comments or proposed changes made by the other Party on any Chemical Library I Publication and shall agree to designate employees or others acting on behalf of the other Party as co-authors on any publication describing results to which such persons have contributed in accordance with standards applicable to authorship of scientific publications. If the other Party reasonably determines that the Chemical Library I Publication would entail the public disclosure of such other Party’s Confidential Information or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned publication to Third Parties shall be delayed for such period as may be reasonably necessary for deleting any such Confidential Information of the other Party (if the other Party has requested deletion thereof from the proposed Chemical Library I Publication), or the drafting and filing of a patent application covering such invention, provided such additional period shall not exceed [***] ([***]) calendar days from the date the publishing Party first provided the proposed publication to the other Party. Notwithstanding anything to the contrary in the foregoing, with respect to any publications by investigators or other Third Parties, such materials shall be subject to review under this Section 7.4 only to the extent that a Party has the right and ability (after using Commercially Reasonable Efforts) to do so. In addition, for the sake of clarity, in no event shall the Parties’ rights with respect to Chemical Library I Publications limit in any manner any of Company’s rights to publish, present, announce results or otherwise disclose any information relating to any Compound or Product without the prior written consent of Licensor.

7.5

Public Disclosures. Neither Party shall have the right to make press releases or public announcements regarding this Agreement or the terms of this Agreement without first obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except for disclosures made in compliance with Section 7.2. Subject to the foregoing sentence, Company shall have the right to make press releases and public announcements regarding the Development and/or Commercialization of Products, and in connection with which acknowledge (subject to Section 12.7) that the Compound and/or Product were licensed in from an unaffiliated entity, without the prior written consent of Licensor.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1	Representations and Warranties. Each Party represents and warrants that, as of the Effective Date:

(a) such Party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

(b) such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(c) this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(d) the execution, delivery and performance of this Agreement by such Party does not conflict with, breach or create in any Third Party the right to accelerate, terminate or modify any agreement or instrument, including any policy, procedure or rule, to which such Party (or any officer or director of such Party) is a party or by which such Party (or such individual) is bound, and does not violate any Law of any Governmental Body having authority over such Party (or such individual); and

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(e) such Party has all right, power and authority to enter into this Agreement and to perform its obligations under this Agreement.

8.2	Additional Representations and Warranties of Licensor. Licensor represents and warrants to Company that, as of the Effective Date:

(a) no consent by any Third Party or Governmental Body is required with respect to the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated hereby;

(b) no claims have been asserted against it, or, to its knowledge (without independent investigation or inquiry), threatened, by any Person, nor to its knowledge (without independent investigation or inquiry) are there any valid grounds for any claim of any such kind (i) challenging the validity, enforceability, effectiveness, or ownership of Exclusive Licensor Technology or Non-Exclusive Licensor Patents, and/or (ii) to the effect that the use, Development or Commercialization of any Lead Candidates or any chemical entities in Chemical Library I, in its form as of the Effective Date, infringes or will infringe on any Patent Rights or other intellectual property right of any Person;

(c) the Exclusive Licensor Patents and Non-Exclusive Licensor Patents are not the subject of any litigation procedure, discovery process, interference, reissue, reexamination, opposition, appeal proceedings or any other legal dispute;

(d) Licensor owns and Controls all right, title and interest in and to the Exclusive Licensor Technology and Non-Exclusive Licensor Patents and the Exclusive Licensor Technology and Non-Exclusive Licensor Patents are free and clear of any liens, charges, encumbrances or rights of others to possession or use in the Field in the Territory;

(e) neither it nor any of its Affiliates has employed or otherwise used in any capacity the services of any Person debarred under United States law, including under Section 21 U.S.C. Section 335a or any foreign equivalent thereof, with respect to its C-KIT Program or HPK1 Program;

and

(f) to its knowledge (without independent investigation or inquiry) there are no Third Party License Agreements.

8.3

No Other Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT OR AS TO THE VALIDITY OF ANY PATENTS.

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ARTICLE 9

INDEMNIFICATION AND INSURANCE

9.1

Indemnification by Company. Company shall indemnify, defend and hold Licensor and its Affiliates and each of their respective employees, officers, directors and agents (the “Licensor Indemnitees”) harmless from and against any and all Third Party liability, damage, loss, cost or expense (including reasonable attorneys’ fees) to the extent arising out of Third Party claims or suits related to: (a) Company’s negligence or willful misconduct; (b) breach by Company of its representations or warranties set forth in Article 8; or (c) Development, Commercialization, manufacturing or other activities in connection with the use or practice of the Exclusive Licensor Technology or Non-Exclusive Licensor Patents by or on behalf of Company or its Affiliates or Sublicensees (including product liability claims); provided, however, that Company’s obligations pursuant to this Section 9.1 shall not apply (i) to the extent such claims or suits arise or result from the negligence or willful misconduct of any of the Licensor Indemnitees or are covered by Licensor’s obligations under Section 9.2, (ii) with respect to claims or suits arising out of breach by Licensor of any of its representations or warranties forth in Article 8 or (iii) with respect to any personal injury claims or suits resulting directly from the use of any Lead Candidates or Chemical Library I supplied to Company by Licensor.

9.2

Indemnification by Licensor. Licensor shall indemnify, defend and hold Company and its Affiliates and each of their respective agents, employees, officers and directors (“Company Indemnitees”) harmless from and against any and all Third Party liability, damage, loss, cost or expense (including reasonable attorney’s fees) to the extent arising out of Third Party claims or suits (including Third Party Actions) related to: (a) Licensor’s negligence or willful misconduct; or (b) breach by Licensor of its representations, warranties or covenants set forth in this Agreement; or (c) Development, Commercialization, manufacturing or other activities in connection with the use or practice of the Non-Exclusive Licensor Patents by or on behalf of Licensor or its Affiliates (including product liability claims); provided, however, that Licensor’s obligations pursuant to this Section 9.2 shall not apply (i) to the extent that such claims or suits arise or result from the negligence or willful misconduct of any of Company Indemnitees or are covered by Company’s obligations under Section 9.1 or (ii) with respect to claims or suits arising out of a breach by Company of its representations or warranties set forth in Article 8.

9.3

No Consequential Damages. EXCEPT (A) IN THE EVENT OF THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY, (B) OR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 7 (CONFIDENTIALITY), AND (C) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY WITH RESPECT TO EACH PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 9.1 OR SECTION 9.2, AS APPLICABLE, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL LIMIT EITHER PARTY FROM SEEKING OR OBTAINING ANY REMEDY AVAILABLE UNDER LAW FOR ANY BREACH OF BY THE OTHER PARTY OF ITS CONFIDENTIALITY AND NON-USE OBLIGATIONS UNDER Article 7.

9.4	Notification of Claims; Conditions to Indemnification Obligations. As a condition to a Party’s right to receive indemnification under this Article 9, it shall: (a) promptly notify the other Party as

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soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; (b) cooperate, and cause the individual indemnitees to cooperate, with the indemnifying Party in the defense, settlement or compromise of such claim or suit; and (c) permit the indemnifying Party to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel. In no event, however, may the indemnifying Party compromise or settle any claim or suit without first obtaining the prior written consent of the indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned. Each Party shall reasonably cooperate with the other Party and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include using reasonable efforts to provide or make available documents, information and witnesses. The indemnifying Party shall have no liability under this Article 9 with respect to claims or suits settled or compromised without its prior written consent. The assumption of the defense of a claim or suit by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the indemnified Party in respect to such claim or suit, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the indemnified Party’s claim for indemnification. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the indemnified Party from and against the suit or claim, the indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any liabilities incurred by the indemnifying Party in its defense of such claim or suit.

9.5

Insurance. During the Term, each Party shall obtain and maintain, at its sole cost and expense, insurance (including any self-insured arrangements) in types and amounts, that are reasonable and customary in the United States pharmaceutical and biotechnology industry for companies engaged in comparable activities. It is understood and agreed that this insurance shall not be construed to limit either Party’s liability with respect to its indemnification obligations hereunder or otherwise. Each Party will, except to the extent self-insured, provide to the other Party upon request a certificate evidencing the insurance such Party is required to obtain and keep in force under this Section 9.5. Notwithstanding the foregoing, Licensor acknowledges and agrees that so long as Company obtains such insurance within [***] ([***]) days after the Effective Date, Company shall not be deemed to be in breach of any of the foregoing.

ARTICLE 10

TERM AND TERMINATION

10.1

Term and Expiration. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless earlier terminated as provided in this Article 10, shall continue in full force and effect, on a country-by-country and Product-by-Product basis until the date on which the Royalty Term in such country with respect to such Product expires, at which time this Agreement shall expire in its entirety with respect to such Product in such country and the terms of Section 10.6(b)(i) shall apply.

10.2

Termination for Convenience. At any time during the Term, Company may, at its convenience, terminate this Agreement in its entirety, or on a Product-by-Product or country-by-country basis, immediately upon [***] ([***]) days’ prior written notice to Licensor.

10.3	Termination for Material Breach.

(a) Material Breach. Either Party may (but is not required to and without limitation of any other right or remedy such Party may have) terminate this Agreement for material breach by the other Party (the “Breaching Party”) of a material provision of this Agreement if the Breaching

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Party has not cured such breach within [***] ([***]) days after receipt of written notice thereof (such period, the “Notice Period”) describing such breach in reasonable detail and its claim of right to terminate, other than (a) with respect to a material breach of a material payment obligation, in which case the Notice Period shall be [***] ([***]) days, and (b) with respect to such a material breach that cannot be cured within the Notice Period and the Breaching Party commences actions to cure such breach within the Notice Period, in which case the Notice Period shall be tolled (provided, that the Breaching Party thereafter diligently continues such actions). For clarity, each Party’s material obligations may apply to the performance of either: (i) this Agreement in its entirety, in which case this provision shall apply to the entire Agreement; or (ii) a specific Product or Products or country or countries, in which case this provision shall apply only to such affected Product or Products or country or countries.

(b) Material Breach Dispute. Any dispute regarding an alleged material breach of a material provision of this Agreement or willful misconduct or fraud in performance of obligations under this Agreement shall be resolved in accordance with Article 11 hereof. Notwithstanding anything to the contrary contained in Section 10.3 or elsewhere in the Agreement, the applicable cure period for any such alleged material breach or willful misconduct that is in dispute shall be tolled from the date that the alleged breaching Party notifies the other Party that it intends to dispute the allegation through the resolution of such dispute pursuant to Article 11 and it is understood and acknowledged that, during the pendency of a dispute pursuant to Article 11, all of the terms and conditions of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations under this Agreement.

10.4

Termination for Patent Challenge. Licensor may terminate this entire Agreement upon written notice to Company with respect to a Product in the Territory at any time upon providing written notice to the Company, if the Company, or any of the Company’s Affiliates or Sublicensees, directly, or indirectly through assistance provided by a Third Party, commences any interference or opposition proceeding, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to any Licensor Patent (each such action, a “Patent Challenge”) and Company does not stop such interference or opposition proceeding, challenge or opposition (by Company or any of the Company’s Affiliates or Sublicensees) within [***] ([***]) days after receipt of written notice thereof and reasonable details related thereto.

10.5

Termination for Bankruptcy. Either Party may terminate this Agreement in its entirety upon providing written notice to the other Party on or after the time that such other Party experiences a Bankruptcy Event.

10.6	Effects of Termination.

(a) Survival.

(i) Notwithstanding the expiration or termination of this Agreement pursuant to Section 10.2, Section 10.3, Section 10.4 or Section 10.5, the following provisions shall survive: 1, 2.7 (the second paragraph only), 6.3(e), 7, 8, 9 (other than Section 9.5), 10, 11 and 12. In addition, Section 6.4 and Section 6.5 shall survive any expiration of the Agreement with respect to a Product in a particular country following the expiration of the Royalty Term with respect to such Product in such country, but only for so long as such Product continues to be Commercialized by or on behalf of Company or its Affiliates or Sublicensees.

(ii) Expiration or termination of this Agreement shall not relieve the Parties of any

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obligation or liability that accrued hereunder prior to the effective date of such expiration or termination. In addition, except for the termination events addressed in Section 10.6(b), termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

(iii) All of the following effects of termination are in addition to the other rights and remedies that may be available to either of the Parties under this Agreement and shall not be construed to limit any such rights or remedies. In the event this Agreement is not terminated in its entirety, but rather is terminated on a Product-by-Product and country-by-country basis with respect to one or more Products (the “Terminated Product”) in a particular country (the “Terminated Country”), then, notwithstanding anything to the contrary contained in Sections 10.6(a)(i) or 10.6(a)(ii), the consequences of termination described under this Section 10.6 shall only apply to the Terminated Product in the Terminated Country, and this Agreement shall remain in full force and effect in accordance with its terms with respect to all Products other than the Terminated Products, in all countries of the Territory other than the Terminated Countries. For clarity, a Terminated Product may be a Compound or Product that was not approved by the Company to be further studied.

(b) Licenses.

(i) As of the effective date of expiration of the Royalty Term with respect to a given Product and country, the licenses from Licensor to Company under Section 2.1 with respect to such Product and country shall convert to fully paid, royalty-free, irrevocable, and perpetual license. For clarity, all of the Company’s rights under this Agreement which would naturally continue to apply to Company’s exercise of the foregoing license will remain in effect following any such expiration of a Royalty Term.

(ii) Upon termination of this Agreement by Company pursuant to Section 10.2 or Section 10.3(a) (due to a breach by the Licensor) or by Licensor pursuant to Section 10.3(a) (due to a breach by the Company) or Section 10.4, the following terms and conditions shall apply only with respect to such Product(s) and country(ies) as are the subject of such termination:

(1) all licenses granted to Company under Section 2.1 shall automatically terminate (except to the extent reasonably necessary to provide the transition described herein) and Company shall (except as permitted in Section 10.6(b)(ii)(2)) immediately cease Development and Commercialization of any Product in the Territory; and

(2) Company and its Affiliates and Sublicensees shall be entitled, during the [***] ([***]) month period following such termination, to sell any existing commercial inventory of such Product(s) which remains on hand as of the date of the termination, so long as Company makes all Royalty Payments in accordance with the terms and conditions set forth in this Agreement. Any commercial inventory remaining following the [***] ([***]) month period shall be offered for sale to Licensor at a price [***], as applicable.

(iii) Upon any termination of this Agreement by Company pursuant to Section 10.3(a) (due to a breach by the Licensor), each of Company’s Sublicensees shall continue to have the rights and license set forth in its sublicense agreements, which agreements shall be automatically assigned to Licensor; provided, however, that (a) such Sublicensee is not then in breach of any of its material obligations under its sublicense agreement and (b) Licensor shall have no obligations under such sublicense agreement beyond the obligations expressly set forth in this Agreement.

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(iv) Immediately following Company’s notification of termination to Licensor pursuant to Section 10.3(a), (unless such termination by Company for Licensor’s breach is the subject of a good faith dispute), the diligence obligations in Section 3.4 shall no longer apply and Company shall have the right to wind-down all then on-going Development, manufacturing and/or Commercialization activities.

(v) Upon any termination of this Agreement (with respect to any Product, country or in its entirety) by Company pursuant to Section 10.2 (subject to the rights of Sublicensees under Section 10.6(b)(iii)) or Section 10.3(a) (due to a breach by the Company), Section 10.4, or Section 10.5 (due to a Company Bankruptcy Event) with respect to each Terminated Product or Terminated Country, Licensor shall have the right, upon written notice to Company, to discuss with Company for a one-time only period of [***] ([***]) days the possibility of an agreement whereby Company would license to Licensor certain intellectual property rights, Company would provide to Licensor certain information, Company would assign to Licensor certain agreements, Company would sell certain existing Terminated Product to Licensor, and Company would transfer or make accessible to Licensor certain Regulatory Documents, in each case, to the extent necessary to enable Licensor to Develop, Commercialize or otherwise exploit such Terminated Product in the Terminated Country. If Licensor exercises such right and the Parties are unable to reach an agreement within such [***] ([***]) day period, then Company shall be free to discuss and/or enter into an agreement with any Third Party with respect to any such rights without any further obligation under this Section. In the event that Company determines for the first time that it would like to license its rights with respect to intellectual property and/or other assets related to a Terminated Product worldwide or with respect to one or more country(ies) to a Third Party, the Company shall so notify Licensor of such determination (the first time only), which notice shall include the rights contemplated to be licensed, including the proposed country or territory. If Licensor does not request in a written notice to Company a discussion related to an agreement for such rights within [***] ([***]) days after receipt of such notice, then the Company shall be free to discuss and/or enter into an agreement with any Third Party with respect to any such rights without further obligation under this Section. If Licensor requests in a written notice to Company a discussion related to an agreement for such rights within [***] ([***]) days after receipt of such notice, but the Parties are unable to reach an agreement within [***] ([***]) days after Licensor submits such request, then the Company shall be free to discuss and/or enter into an agreement with any Third Party with respect to any such rights without further obligation under this Section.

10.7	Effect of Bankruptcy or Insolvency.

(a) Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by Licensor are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the US Bankruptcy Code, if applicable, licenses of rights to “intellectual property” as defined under Section 101 of the US Bankruptcy Code.

(b) Continuing Rights. The Parties agree that Company, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the US Bankruptcy Code. The Parties further agree that, in the event of any Licensor Bankruptcy Event, Company shall be entitled to a complete duplicate of (or complete access to, as appropriate) any Exclusive Licensor Know-How and all embodiments thereof, which, if not already in Company’s possession, shall be promptly delivered to it (i) following any such commencement of a bankruptcy proceeding upon Company’s written request therefor, unless Licensor elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i), following the rejection of this Agreement by Licensor upon written request therefor by Company.

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ARTICLE 11

DISPUTE RESOLUTION

11.1

Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish under this Article 11 procedures to facilitate the resolution of disputes arising under this Agreement (other than any disputes relating to matters that Company has sole decision-making authority and/or discretion under this Agreement (each, a “Non-Escalatable Dispute”), in which case, such matter shall be determined by Company and shall not be part of the dispute resolution procedure set forth in this Article 11) in an expedient manner by mutual cooperation and without resort to litigation. In the event that the Parties are unable to resolve such dispute through diligent review and deliberation by the Senior Executives within [***] ([***]) days from the day that one Party had designated the issue as a dispute in written notice to the other Party, then either Party shall have the right to escalate such matter to the Executive Officers as set forth in Section 11.2.

11.2

Escalation to Executive Officers. Either Party may, by written notice to the other Party, request that a dispute (other than a Non-Escalatable Dispute) that remains unresolved by the Senior Executives for a period of [***] ([***]) days as set forth in Section 11.1 arising between the Parties in connection with this Agreement, or a dispute relating to material breach, be resolved by the Executive Officers, within [***] ([***]) days after referral of such dispute to them. If the Executive Officers do not resolve such dispute within [***] ([***] days after referral of such dispute to them, then, at any time after such [***] ([***]) day period, either Party may proceed to arbitration in accordance with Section 11.3 with respect to such dispute.

11.3

Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, but excluding any dispute, controversy or claim concerning the validity, enforceability, infringement or misappropriation of any intellectual property, shall be finally settled by binding arbitration conducted in the English language in New York, New York under the commercial arbitration rules of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. The arbitration will be conducted by a panel of three (3) arbitrators. Each Party will appoint one (1) arbitrator, and these two (2) arbitrators so selected by the Parties will then select the third arbitrator. Disputes about arbitration procedure shall be resolved by the arbitrators. The arbitrators shall not be current or former employees or directors, or current stockholders, of either Party or any of their respective Affiliates or Sublicensees and each arbitrator shall have at least fifteen (15) years of pharmaceutical industry experience. The arbitrators shall be authorized to grant interim relief, including to prevent the destruction of goods or documents involved in the dispute, protect trade secrets and provide for security for a prospective monetary award. Within fifteen (15) days after selection of all three (3) of the arbitrators, the arbitrators shall conduct the preliminary conference. In addressing any of the subjects within the scope of the preliminary conference, the arbitrators shall take into account both the desirability of making discovery efficient and cost-effective and the needs of the Parties for an understanding of any legitimate issue raised in the arbitration. In addition, each Party shall have the right to take up to [***] ([***]) [***] of deposition testimony, including expert deposition testimony. The hearing shall commence within [***] ([***]) days after the selection of the arbitrators. The arbitrators shall, in their discretion, allow each Party to submit concise written statements of position and shall permit the submission of rebuttal statements, subject to reasonable limitations on the length of such statements to be established by the arbitrators. The hearing shall be no longer than [***] ([***]) Business Days in duration. The arbitrators shall also permit the submission of expert reports. The arbitrators shall render their decision and award within [***] ([***]) days after the arbitrators declare the hearing closed, and the decision and award shall

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include a written statement describing the essential findings and conclusions on which the decision and award are based, including the calculation of any damages awarded. The arbitrators will, in rendering their decision, apply the substantive law of the State of New York, without reference to its conflict of laws principles. The arbitrators’ authority to award special, incidental, consequential or punitive damages shall be subject to the limitation set forth in Section 9.3. The decision and award rendered by the arbitrators shall be final, binding and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction. Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators. The parties acknowledge and agree that this Agreement and any award rendered pursuant hereto shall be governed by the UN Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

11.4

Injunctive Relief. No provision herein shall be construed as precluding a Party from bringing an action for injunctive relief or other equitable relief prior to the initiation or completion of the above procedure.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1

Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties.

12.2	Assignment.

(a) Assignment Generally. Except as expressly provided herein, neither this Agreement nor any interest hereunder shall be assignable or transferable, whether voluntarily or by operation of law, without the prior written consent of the other Party (not to be unreasonably withheld or delayed).

(b) Assignment by Company. Company may assign this Agreement to any Affiliate or to any Third Party which acquires all or substantially all of the assets or business of Company to which this Agreement relates, whether by merger, sale of stock, sale of assets or other similar transaction, without the consent of Licensor. Company shall give written notice to Licensor promptly following any such assignment.

(c) Assignment by Licensor. Licensor may assign this Agreement to any Affiliate or to any Third Party, which acquires all or substantially all of the assets or business of Licensor, whether by merger, sale of stock, sale of assets or other similar transaction, without the consent of Company. Licensor shall give written notice to Company promptly following any such assignment.

(d) Continuing Obligations. No assignment under this Section 12.2 shall relieve the assigning Party of any of its responsibilities or obligations hereunder and, as a condition of such assignment, the assignee shall agree in writing to be bound by all obligations of the assigning Party hereunder. This Agreement shall be binding upon the successors and permitted assigns of the Parties.

(e) Void Assignments. Any assignment not in accordance with this Section 12.2 shall be void.

12.3	Performance and Exercise by Affiliates. Each Party shall have the right to have any of its

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obligations hereunder performed, or its rights hereunder exercised, by, any of its Affiliates and the performance of such obligations by any such Affiliate shall be deemed to be performance by such Party; provided, however, that the assigning Party shall be responsible for ensuring the performance of its obligations under this Agreement and that any failure of any its Affiliate performing obligations of a Party hereunder shall be deemed to be a failure by such assigning Party to perform such obligations. For clarity, the foregoing means that either Party may designate an Affiliate to perform its obligations hereunder or to be the recipient of the other Party’s performance obligations hereunder.

12.4

Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.5

Accounting Procedures. Each Party shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with either, as applicable, (a) US GAAP or (b) IFRS, depending on which accounting standard is normally applied by such Party with respect to the filing of its reporting. All terms of an accounting or financial nature in this Agreement shall be construed in accordance with the foregoing accounting standard.

12.6

Force Majeure. Neither Party shall be liable to the other Party or be deemed to have breached or defaulted under this Agreement for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by or results from acts of God, earthquake, riot, civil commotion, terrorism, war, strikes or other labor disputes, fire, flood, failure or delay of transportation, omissions or delays in acting by a governmental authority, acts of a government or an agency thereof or judicial orders or decrees or restrictions or any other reason which is beyond the control of the respective Party. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as practicable.

12.7

No Trademark Rights. No right, express or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement or otherwise.

12.8

Entire Agreement of the Parties; Amendments. This Agreement and the Schedules hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. Except as specified herein, no waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

12.9	Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

12.10

Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, USA, excluding application of any conflict of laws principles that would require application of the Law of a jurisdiction outside of the State of New York. In the event of any conflict between US and foreign laws, regulations and rules, US laws, regulations and rules shall govern. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

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12.11

Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person or by express courier service (signature required) to the Party to which it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Party.

If to Company, addressed to:

Name: Street: City/State: Country: Attn:	OrbiMed Advisors LLC 601 Lexington Avenue, 54th Floor New York, New York 10022 United States of America [***]

If to Licensor, addressed to:

Name: Street: City/State: Country: Attn:	ARIAD Pharmaceuticals, Inc. 40 Landsdowne Street Cambridge, Massachusetts 02139 United States of America Law Department

12.12	Language. The official language of this Agreement and between the Parties for all correspondence shall be the English language.

12.13

Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

12.14

Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Law, but if any provision of this Agreement is held to be prohibited by or invalid under Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

12.15

No Implied License. No right or license is granted to either Party hereunder by implication, estoppel, or otherwise to any know-how, patent or other intellectual property right owned or Controlled by the other Party or its Affiliates, except as expressly set forth in this Agreement.

12.16

Interpretation. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “will” and “shall” have the same meaning All references herein to ARTICLES, Sections, and Schedules shall be deemed references to ARTICLES and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. The preamble to this Agreement and the descriptive headings of ARTICLES and Sections are inserted solely for convenience of reference and are not intended as complete or accurate

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descriptions of the content of this Agreement or of such ARTICLES or Sections. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. Unless otherwise specified, deadlines within which any payment is to be made or act is to be done within or following specified time period after a date shall be calculated by excluding the day, Business Day, month or year of such date, as applicable, and including the day, Business Day, month or year of the date on which the period ends. Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following such day to make such payment or do such act. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions. Unless the context otherwise requires, countries shall include territories and possessions. For clarity, any references in this Agreement to an amount paid by Company as being “non-refundable” or “non-creditable” shall not be construed to limit Company’s right to seek to recover or actually recover any amount of damages arising from any uncured breach of this Agreement by Licensor, subject only to the limitations and exclusions in Section 9.3. Unless otherwise specified, all references to monetary amounts are to United States of America currency (U.S. Dollars).

12.17

Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement as of the date first above written.

ARIAD PHARMACEUTICALS, INC.

Signature:	/s/ Fabien Dubois

Printed Name:	Fabien Dubois

Title:	Treasurer

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IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement as of the date first above written.

THESEUS PHARMACEUTICALS, INC.

Signature:	/s/ Iain Dukes

Printed Name: Iain Dukes

Title: Chief Executive Officer

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Schedule 1.3

Ariad Patents

[***]

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Schedule 1.8

Chemical Library I

[***]

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Schedule 1.22

Exclusive Licensor Know-How

[***]

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Schedule 1.23

Exclusive Licensor Patents

[***]

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Schedule 1.41

Lead Candidates

[***]

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Schedule 1.46

Non-Exclusive Licensor Patents

[***]

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Schedule 2.3

Materials and Lab Equipment

[***]

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Schedule 2.3(a)

Bill of Sale

THIS BILL OF SALE, dated as of June 1, 2018, is made by ARIAD Pharmaceuticals, Inc. (the “Seller”) to Theseus Pharmaceuticals, Inc. (the “Buyer”)

The Seller, pursuant to the terms of the License Agreement, dated as of June 1, 2018 (the “Agreement”), between the Buyer and the Seller, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby irrevocably bargain, sell, assign, transfer and convey to the Buyer, its successors and assigns, “AS IS”, “WHERE IS” free and clear of all liens, charges, encumbrances or rights of others to possession or use, all of the Seller’s right, title and interest in and to the Lab Equipment and Materials (as defined in the Agreement), effective as of June 1, 2018.

The Seller, for itself and its successors and assigns, further covenants and agrees with the Buyer, and its successors and assigns, that the Seller will execute and deliver such other bills of sale, transfers, assignments and other instruments of conveyance prepared by the Buyer and will do such other acts as reasonably requested by the Buyer further to vest in the Buyer good title to the Lab Equipment and Materials and to fulfill and discharge the Seller’s obligations of conveyance hereunder and under the Agreement.

This Bill of Sale is executed and delivered pursuant to, and is subject to the terms of, the Agreement.

IN WITNESS WHEREOF, the Seller has duly executed this Bill of Sale as of the date first written above.

ARIAD Pharmaceuticals, Inc.

By:

Name:
Title:

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